UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2004

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	000-22052	65-0202059
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1854 Shackleford Court,
Suite 200
Norcross, Georgia 30093
(Address of principal executive offices)

2555 Davie Road
Suite 110
Ft. Lauderdale, Florida 33317
(Former address of registrant)

(770) 806-4780

(Registrant’s telephone number, including area code)

(954) 473-1001
(Former telephone number of registrant)

Explanatory Note

     This Form 8-K/A amends Item 7 of the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2004, by ProxyMed, Inc., a Florida corporation (the “Company”), in connection with the merger of Planet Acquisition Corp., a Delaware Corporation and a wholly-owned subsidiary of the Company (the “Acquisition Subsidiary”) with and into PlanVista Corporation (“PlanVista”) upon the terms and conditions set forth in the Agreement and Plan of Merger, dated December 5, 2003, by and among the Company, the Acquisition Subsidiary and PlanVista.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(1) The historical consolidated financial statements of PlanVista including PlanVista’s consolidated balance sheet at December 31, 2002 and 2001, and the consolidated statements of operations, cash flows and stockholders’ equity for each of the years ended December 31, 2002, 2001 and 2000 were previously filed by the Company with the SEC in the Registration Statement on Form S-4 (File No. 333-111024) (the “Registration Statement”).

(2) The unaudited consolidated financial statements of PlanVista including PlanVista’s unaudited consolidated balance sheet at September 30, 2003 and the unaudited consolidated statements of operations and cash flows for the three months ended September 30, 2003, and 2002 were previously filed by the Company with the SEC in the Registration Statement.

(b) Pro forma financial information.

The unaudited pro forma condensed combined consolidated financial statements of the Company as of and for the nine months ended September 30, 2003 and for the year ended December 31, 2002 giving effect to the merger as a purchase of PlanVista by the Company in accordance with Article 11 of Regulation S-X were previously filed by the Company with the SEC in the Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: March 15, 2004	/s/ Gregory J. Eisenhauer
Gregory J. Eisenhauer
Executive Vice President and Chief Financial Officer

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